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                                                                     Exhibit 3.3



                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              VERDANT BRANDS, INC.



1. The name of the corporation is Verdant Brands, Inc., a Minnesota corporation.

2.       The Restated Articles of Incorporation are amended to read as follows:

                  (i) Article III is amended by deleting "25,000,000" where it appears therein, and substituting "50,000,000" thereof.

3. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.



                  IN WITNESS WHEREOF, the undersigned, Mark G. Eisenschenk, Executive Vice President, Chief Financial Officer, treasurer and Secretary of Verdant Brands, Inc., being duly authorized on behalf of Verdant Brands, Inc. has executed this document this 7th day of December 1998.



                                   /S/ Mark G. Eisenschenk
                                   -----------------------
                                   Mark G. Eisenschenk, Executive Vice
                                   President, Chief Financial Officer, Treasurer and Secretary